TERMINATION AND MUTUAL GENERAL
                        RELEASE AGREEMENT


     THIS TERMINATION AND MUTUAL GENERAL RELEASE AGREEMENT (this "Agreement") is dated as of May 10, 1999 and is entered into by and among L&S Bearing Co. ("Borrower"), L&S Automotive Products Co. ("Automotive"), LSB Extrusion Co. ("Extrusion"), Rotex Corporation ("Rotex"), Tribonetics Corporation ("Tribonetics"), International Bearings, Inc. ("Bearings") (Automotive, Extrusion, Rotex, Tribonetics and Bearings each being referred to individually as "Guarantor" and collectively as "Guarantors"), and Bank of America National Trust and Savings Association (successor-in-interest to BankAmerica Business Credit, Inc.) ("Lender").

                             RECITALS

     This Agreement is entered into in reference to the following facts:

     A. Lender and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 21, 1997 as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of March 12, 1998, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 1998, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of August 14, 1998, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of November 19, 1998, and that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of April 8, 1999 (as so amended, the "Loan Agreement");

     B. In connection with the Loan Agreement, each Guarantor executed a Continuing Guaranty dated as of November 21, 1997, and Borrower, Lender and all Guarantors entered into a Cross-
Collateralization and Cross-Guaranty Agreement dated of even date

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therewith, guaranteeing both Borrower's obligations under the Loan
Agreement as well as the obligations of certain affiliates of Borrower under other "LSB-Related Loan Agreements" (as defined in the Loan Agreement).

     C. Borrower and the Guarantors have obtained alternative financing and have repaid the Obligations that they owe to Lender, either directly or indirectly (the "Pay-out Amount").

     D. Lender, Borrower, and the Guarantors have agreed to terminate their relationship and release each other from all claims as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

     1. Lender's Representations and Agreements. In consideration of the payment in full of the Pay-Out Amount to Lender as set forth above, Lender hereby: (a) represents that lender has no other credit agreements with, loans outstanding to, guaranties by, or interests or liens against Borrower or Guarantors, Borrower's real or personal property, stock of Borrower, or of the Guarantors; (b) agrees that all security interests and liens which Borrower or Guarantors may have granted to Lender are released and terminated; (c) agrees that all security interests, if any, in the stock of Borrower or Guarantors are released and terminated; and (d) acknowledges and agrees that Borrower and the Guarantors have no further liability or obligation and are hereby released by Lender from any liability or obligation whether or not now known or suspected, under or in connection with the Loan Agreement or any other Loan Documents and that payment to Lender of the Pay-Out Amount has satisfied in full all of Borrower's and the Guarantors' obligations to Lender.

     2. Releases. Borrower and each Guarantor hereby represent and warrant that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Loan Agreement or the other Loan Documents. Borrower and each Guarantor hereby releases, acquits, and forever discharges Lender, and its successors,

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assigns, and predecessors in interest, their parents, subsidiaries and affiliated organizations, and the officers, employees, attorneys, and agents of each of the foregoing (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature, or character, at law or in equity, which Borrower or any Guarantor now has or may have ever had against any of the Released Parties relating to the Loan Agreement or the other Loan Documents, including, but not limited to, those relating to (a) usury or penalties or damages therefor, (b) allegations that a partnership existed between Borrower or any Guarantor and the Released Parties, (c) allegations of unconscionable acts, deceptive trade practices, lack of good faith or fair dealing, lack of commercial reasonableness or special relationships, such as fiduciary, trust or confidential relationships, (d) allegations of dominion, control, alter ego, instrumentality, fraud, misrepresentation, duress, coercion, undue influence, interference or negligence, (e) allegations of tortious interference with present or prospective business relationships or of antitrust, or
(f) slander, libel or damage to reputation, (all of the above hereinafter being collectively referred to as the "Claims"), all of which Claims are hereby waived.

     3. No Assignment of Claims; Advice of Counsel. The parties hereby warrant and represent that they have not assigned or in any other way conveyed, transferred, or encumbered all or any portion of the claims or rights covered by this Agreement. The parties, and each of them, execute this Agreement voluntarily, after consultation with counsel, and with full knowledge of its significance.


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
     4. Sole Agreement; Amendments. This Agreement, the Loan Agreement and the other written documents and instruments between the parties set forth in full all of the representations and agreements of the parties, and this Agreement may not be modified or amended, nor may any rights hereunder be waived, except in writing signed by the parties hereto.

                              SIGNED:

                              BORROWER:

                              L&S BEARING CO.


                              By:
                                  ______________________________________
                              Name:
                                   _____________________________________
                              Title:
                                    ____________________________________
                              GUARANTORS:

                              L&S AUTOMOTIVE PRODUCTS CO.


                              By:
                                 _______________________________________
                              Name:
                                   _____________________________________
                              Title:
                                    ____________________________________

                              LSB EXTRUSION CO.


                              By:
                                 _____________________________________
                              Name:
                                   ___________________________________
                              Title:
                                    __________________________________

                              ROTEX CORPORATION


                              By:
                                 _____________________________________
                              Name:
                                   ___________________________________
                              Title:
                                   ___________________________________

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

                              TRIBONETICS CORPORATION


                              By:
                                 _____________________________________
                              Name:
                                  ____________________________________
                              Title:
                                  ____________________________________

                              INTERNATIONAL BEARINGS, INC.

                              By:
                                 _____________________________________
                              Name:
                                   ___________________________________
                              Title:
                                   ___________________________________


                              "LENDER":

                              BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION



                              By:
                                 ______________________________________
                                  Michael J. Jasaitis,
                                  Vice President









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